       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 16, 1996
                                                  REGISTRATION NO. 333-
==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                            BRANDYWINE REALTY TRUST
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

           MARYLAND                                       23-2413352
  (State or Other Jurisdiction                        (I.R.S. Employer
       of Incorporation or                             Identification
          Organization)                                    Number)

                              16 Campus Boulevard
                            Newtown Square, PA 19073
                                 (610) 325-5600
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                     EMPLOYEE WARRANT AND OPTION AGREEMENTS

            GERARD H. SWEENEY, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            BRANDYWINE REALTY TRUST
                              16 CAMPUS BOULEVARD
                            NEWTOWN SQUARE, PA 19073

                    (NAME AND ADDRESS OF AGENT FOR SERVICE)


                                 (610) 325-5600
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                        CALCULATION OF REGISTRATION FEE


================================================================================================================
                                                        Proposed            Proposed
                                                        maximum             maximum
                                                        offering           aggregate            Amount of
        Title of Shares             Amount to            price              offering          registration
       to be registered          be registered       per share (1)         price (1)               fee
----------------------------------------------------------------------------------------------------------------
 Common Shares of Beneficial          870,000            $5.75             $5,002,500            $1,516
 Interest
 ($.01 par value)
================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) based on the average of the high and low prices of Common Shares of the Registrant on October 10, 1996, a date within five business days of the date on which this registration statement is being filed.

                                EXPLANATORY NOTE

         The Prospectus that is being filed with this Registration Statement has been prepared in accordance with the requirements of General Instruction C to Form S-8 and Part I of Form S-3, and may be used for reofferings of Common Shares acquired by the persons named therein pursuant to the exercise of options and warrants awarded to them under Employee Warrant and Option Agreements.

                                   PROSPECTUS

                            BRANDYWINE REALTY TRUST
                              16 Campus Boulevard
                            Newtown Square, PA 19073
                                 (610) 325-5600

                                ---------------

                  800,000 Common Shares of Beneficial Interest
                                ($.01 Par Value)

         This Prospectus may be used by certain persons (the "Selling Shareholders") who may be deemed to be affiliates of Brandywine Realty Trust (the "Trust"), a Maryland real estate investment trust, to sell common shares of beneficial interest, par value $.01 per share ("Common Shares"), of the Trust which may be acquired by such persons pursuant to the exercise of all or any portion of certain options and warrants granted to such persons by the Trust. It is anticipated that the Selling Shareholders will offer Common Shares for sale at prevailing prices on the American Stock Exchange on the date of sale. All proceeds from any sales of such Common Shares will inure to the benefit of the Selling Shareholders. The Trust will receive none of the proceeds from the sale of Common Shares which may be offered hereby but may receive funds upon the exercise of the options and warrants pursuant to which the Selling Shareholders will acquire the Common Shares covered by this Prospectus, which funds, if any, will be used for working capital. All expenses of registration incurred in connection herewith are being borne by the Trust, but all selling and other expenses incurred by individual Selling Shareholders will be borne by such Selling Shareholders.

                 The Selling Shareholders and any broker executing selling orders on behalf of the Selling Shareholders may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event commissions received by such broker may be deemed to be underwriter commissions under such Act.

         The Trust's Common Shares are traded on the American Stock Exchange under the symbol "BDN." On October 10, 1996, the closing price of the Common Shares, as reported on the American Stock Exchange, was $5.75 per share.

                                ---------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         Neither the delivery of this Prospectus, nor any sales made hereunder, shall under any circumstances create any implication that there has been no change in the affairs of the Trust since the date hereof. No person has been authorized to give any information or to make any representations in connection with this offering other than those contained or incorporated by reference in this Prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by the Trust. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the shares offered hereby in any jurisdiction in which such offer or solicitation may be unlawful.

                                ---------------

                The date of this Prospectus is October 16, 1996

                               TABLE OF CONTENTS



                                                                                             Page
                                                                                             ----
AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE . . . . . . . . . . . . . . . . . . . . . . .   1

THE TRUST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

SELLING SHAREHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4


                             AVAILABLE INFORMATION

         The Trust is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning the Trust may be inspected and copied at the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60601. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy statements and other information regarding the Trust can also be inspected and copied at the American Stock Exchange, Inc., 86 Trinity Place, New York, New York 10006.

         Additional information concerning the Trust and the securities offered hereby is contained in the registration statement on Form S-8 (the "Registration Statement"), of which this Prospectus is a part, filed by the Trust with the Commission under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. Statements made in this Prospectus concerning the contents of the documents included in the Registration Statement and exhibits are not necessarily complete, and such statements are qualified in their entirety by reference to the copy of the applicable document filed with the Commission. Copies of the Registration Statement can be inspected at, or obtained at prescribed rates from, the Public Reference Section of the Commission at the address set forth above.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, which have been filed by the Trust with the Commission, are incorporated by reference into this Registration Statement:

                 (a) the Trust's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1995 (excluding exhibits);

                 (b) the Trust's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996;

                 (c) the Trust's Current Reports on Form 8-K dated January 31, 1996, June 21, 1996, July 19, 1996 and August 22, 1996; and

                 (d) the description of the Common Shares of the Trust contained in the Trust's Registration Statement on Form 8-A dated March 24, 1986, as amended by a Form 8 dated June 4, 1986 and further amended by a Form 8 dated July 23, 1986, and including any other amendments or reports filed for the purpose of updating such description.

         In addition, all documents subsequently filed by the Trust pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         The Trust will furnish without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request, a copy of any and all of the information that has been incorporated herein by reference, other than exhibits to such documents that are not specifically incorporated by reference herein. All requests for such information should be addressed to Francine M. Haulenbeek, Secretary, Brandywine Realty Trust, 16 Campus Boulevard, Newtown Square, PA 19073; telephone (610) 325-5600.


                                   THE TRUST

         The Trust was formed as a Maryland real estate investment trust in 1986. The Trust owns or holds an interest in 24 properties, consisting of suburban office and industrial buildings in three states. The Trust's principal executive offices are located at 16 Campus Boulevard, Newtown Square, PA 19073, and its telephone number at the location is (610) 325-5600.


                                USE OF PROCEEDS

         The Trust will not realize any of the proceeds from the sale of the Common Shares by the Selling Shareholders.


                              SELLING SHAREHOLDERS

         The Selling Shareholders who are offering Common Shares pursuant to this Prospectus obtained such shares through the exercise of options and warrants granted by the Trust.

         The following table sets forth the name of each Selling Shareholder, certain information regarding the relationship between the Selling Shareholder and the Trust, the number of Common Shares known by the Trust to be beneficially owned by each Selling Shareholder as of October 16, 1996, the number of Common Shares which may be offered by each Selling Shareholder pursuant to this Prospectus, and the number of Common Shares and percentage of the outstanding Common Shares to be owned by each Selling Shareholder after the completion of this offering. The information is based upon data supplied to the Trust by the Selling Shareholders. The information in the table will be deemed automatically adjusted to give effect to any stock split, reverse stock split, stock dividend or similar adjustment of the outstanding Common Shares effected by the Trust after the date hereof.


=================================================================================================================================
                                                       Number of Common                          Number of
                                                            Shares                             Common Shares      Percentage
                                                         Beneficially                           Beneficially      of Common
                                                             Owned             Number of           Owned            Shares
           Selling                 Relationship            Prior to          Common Shares       After the       Owned After
        Shareholders               to the Trust             Offering            Offered           Offering       the Offering
--------------------------------------------------------------------------------------------------------------------------------
  Anthony A. Nichols, Sr.    Chairman of the Board            120,000(1)            120,000          0                0%
--------------------------------------------------------------------------------------------------------------------------------
  Gerard H. Sweeney          President and Chief              440,000(2)            440,000          0                0%
                             Executive Officer
--------------------------------------------------------------------------------------------------------------------------------
  Brian F. Belcher           Executive Vice                   120,000(3)            120,000          0                0%
                             President - Marketing
                             and Development
--------------------------------------------------------------------------------------------------------------------------------
  John P. Gallagher          Executive Vice                   120,000(4)            120,000          0                0%
                             President - Finance

(1)      Consists of Common Shares issuable upon the exercise of warrants.

(2) Consists of Common Shares issuable upon the exercise of options and warrants.

(3)      Consists of Common Shares issuable upon the exercise of warrants.

(4)      Consists of Common Shares issuable upon the exercise of warrants.


                              PLAN OF DISTRIBUTION

         Any Common Shares sold pursuant to this Prospectus will be sold by a Selling Shareholder for his own account and he will receive all proceeds from any such sales. The Trust will receive none of the proceeds from the sales of shares which may be offered hereby. The Selling Shareholders have advised the Trust that they propose to offer, from time to time, all or part of the Common Shares in transactions on the American Stock Exchange at the market price then prevailing, although sales may also be made in negotiated transactions or otherwise, at such prices and on such terms as may be obtainable and satisfactory to the Selling Shareholders. If Common Shares are sold through brokers, the Selling Shareholders may pay customary brokerage commissions and charges. The Selling Shareholders may effect such transactions by selling Common Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of Common Shares for whom such broker-dealers may act as agent or to whom they may sell as principal or both. The Selling Shareholders and any broker-dealers that act in connection with the sale of the Common Shares offered hereby might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of shares as principal might be deemed to be underwriting discounts and commissions under such Securities Act. Common Shares covered by this Prospectus also may be sold pursuant to Rule 144 under the Securities Act rather than pursuant to this Prospectus.


                                    EXPERTS

         The financial statements and schedule of the Trust as of December 31, 1995 incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

                                INDEMNIFICATION

         Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland permits a Maryland real estate investment trust to include in its Declaration of Trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Declaration of Trust of the Company contains such a provision which eliminates such liability to the maximum extent permitted by the Maryland law.

         The Trust's Bylaws require it to indemnify (a) any present or former trustee or officer who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of such status, against reasonable expenses incurred by him in connection with the proceeding and (b) any present or former trustee or officer against any claim or liability to which he may become subject by reason of his status as such unless it is established that (i) his act or omission was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful. In addition, the Trust's Bylaws require it to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former trustee or officer made a party to a proceeding by reason of his status as a trustee or officer provided that the Trust shall have received (i) a written affirmation by the trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Trust as authorized by the Bylaws and (ii) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Trust if it shall ultimately be determined that the standard of conduct was not met. The Trust's Bylaws also (i) permit the Trust to provide indemnification and advance of expenses to a present or former trustee or officer who served a predecessor of the Trust in such capacity, and to any employee or agent of the Trust or a predecessor of the Trust, (ii) provide that any indemnification or payment or reimbursement of the expenses permitted by Bylaws shall be furnished in accordance with the procedures provided for indemnification and payment or reimbursement of expenses under Section 2-418 of the Maryland General Corporation Law ("MGCL") for directors of Maryland corporations and (iii) permit the Trust to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by the MGCL for directors of Maryland corporations.

                 The Partnership Agreement of Brandywine Operating Partnership, L.P. (the "Operating Partnership"), of which the Trust is the general partner, also provides for indemnification by the Operating Partnership of the Trust and its trustees and officers for any costs, expenses or liabilities incurred by them by reason of any act performed by them for or on behalf of the Operating Partnership of the Trust; provided that such person's conduct was taken in good faith and in the belief that such conduct was in the best interests of the Operating Partnership and that such person was not guilty of fraud, willful misconduct or gross negligence.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees and officers of the Trust pursuant to the foregoing provisions or otherwise, the Trust has been advised that, although the validity and scope of the governing statute has not been tested in court, the opinion of the Commission, such indemnification is against public policy as expressed in Securities Act and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws.


         The Trust has obtained officers and directors insurance coverage for losses arising from claims based on breaches of duty, negligence, error and other wrongful acts.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Trust pursuant to the foregoing provisions, the Trust has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.          INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed by Brandywine Realty Trust ("registrant" or the "Trust") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference into this Registration
Statement:

                 (a) the Trust's Annual Report on Form 10-K/A for fiscal year ended December 31, 1995 (excluding exhibits);

                 (b) the Trust's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996;

                 (c) the Trust's Current Reports on Form 8-K dated January 31, 1996, June 21, 1996, July 19, 1996 and August 22, 1996; and

                 (d) the description of the Common Shares of the Trust contained in the Trust's Registration Statement on Form 8-A dated March 24, 1986, and amended by a Form 8 dated June 4, 1986 and further amended by a Form 8 dated July 23, 1986, and including any other amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Trust pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.          DESCRIPTION OF SECURITIES.

         The Common Shares, which are the class of securities offered pursuant to this Registration Statement, are registered under the Exchange Act.

ITEM 5.          EXPERTS.

         The audited financial statements of the Trust incorporated by reference in this registration statement and the prospectus to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

ITEM 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland permits a Maryland real estate investment trust to include in its Declaration of Trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Declaration of Trust of the Company contains such a provision which eliminates such liability to the maximum extent permitted by the Maryland law.

         The Trust's Bylaws require it to indemnify (a) any present or former trustee or officer who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of such status, against reasonable expenses incurred by him in connection with the proceeding and (b) any present or former trustee or officer against any claim or liability to which he may become subject by reason of his status as such unless it is established that (i) his act or omission was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful. In addition, the Trust's Bylaws require it to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former trustee or officer made a party to a proceeding by reason of his status as a trustee or officer provided that the Trust shall have received (i) a written affirmation by the trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the company as authorized by the Bylaws and (ii) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Trust if it shall ultimately be determined that the standard of conduct was not met. The Trust's Bylaws also (i) permit the Trust to provide indemnification and advance of expenses to a present or former trustee of officer who served a predecessor of the Trust in such capacity, and to any employee or agent of the Trust or a predecessor of the Trust, (ii) provide that any indemnification or payment or reimbursement of the expenses permitted by Bylaws shall be furnished in accordance with the procedures provided for indemnification and payment or reimbursement of expenses under Section 2-418 of the Maryland General Corporation Law ("MGCL") for directors of Maryland corporations and (iii) permit the Trust to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by the MGCL for directors of Maryland corporations.

         The Partnership Agreement of Brandywine Operating Partnership, L.P., the Delaware limited partnership of which the Trust is the general partner (the "Operating Partnership") also provides for indemnification by the Operating Partnership of the Trust and its trustees and officers for any costs, expenses or liabilities incurred by them by reason of any act performed by them for or on behalf of the Operating Partnership of the Trust; provided that such person's conduct was taken in good faith and in the belief that such conduct was in the best interests of the Operating Partnership and that such person was not guilty of fraud, willful misconduct or gross negligence.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to trustees and officers of the Trust pursuant to the foregoing provisions or otherwise, the Trust has been advised that, although the validity and scope of the governing statute has not been tested in court, the opinion of the Commission, such indemnification is against public policy as expressed in Securities Act and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws.

ITEM 7.          EXEMPTION FROM REGISTRATION CLAIMED.

         Restricted securities to be reoffered or resold pursuant to this Registration Statement will be sold pursuant to a prospectus included in this Registration Statement or pursuant to Section 4(1) of the Securities Act or Rule 144 promulgated thereunder, and were originally issued by the Trust pursuant to an exemption under Section 4(2) of the Securities Act.


ITEM 8.          EXHIBITS.

          Exhibit No.              Description
          -----------              -----------
               5                   Opinion of Pepper, Hamilton & Scheetz

              23.1                 Consent of Arthur Andersen LLP

              23.2                 Consent of Pepper, Hamilton & Scheetz (Included in Exhibit 5)

              24                   Power of Attorney (See Signature Page in Part II)


ITEM 9.          UNDERTAKINGS

         a.      The undersigned registrant hereby undertakes as follows:

                 (1) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement:

                          (i)    To include any prospectus required by Section
10(a)(3) of the Securities Act;

                          (ii)   To reflect in the prospectus any facts or
events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                          (iii)  To include any material information with
respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         c. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Trust certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania, on October 16, 1996.

                                       BRANDYWINE REALTY TRUST

                                       By:  /s/ Gerard H. Sweeney
                                          ---------------------------------
                                          Gerard H. Sweeney, President and
                                          Chief Executive Officer



                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Anthony A. Nichols, Sr. and Gerard H. Sweeney, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Date:  October 16, 1996                       /s/ Gerard H. Sweeney
                                            -----------------------------------
                                            Gerard H. Sweeney, President,
                                            Chief Executive Officer and Trustee

Date:  October 16, 1996                    /s/ John P. Gallagher
                                         ------------------------------------
                                         John P. Gallagher, Executive Vice
                                         President-Finance (principal financial
                                         officer and principal accounting
                                         officer)



Date:  October 16, 1996                    /s/ Anthony A. Nichols, Sr.
                                         ----------------------------------
                                         Anthony A. Nichols, Sr., Trustee


Date:  October 16, 1996                    /s/ Joseph Carboni
                                         ----------------------------------
                                         Joseph Carboni, Trustee


Date:  October 16, 1996                    /s/ Richard M. Osborne
                                         ----------------------------------
                                         Richard M. Osborne, Trustee


Date:  October 16, 1996                    /s/ Warren V. Musser
                                         ----------------------------------
                                         Warren V. Musser, Trustee


Date:  October 16, 1996                    /s/ Walter D'Alessio
                                         ----------------------------------
                                         Walter D'Alessio, Trustee


Date:  October 16, 1996                    /s/ Charles P. Pizzi
                                         ----------------------------------
                                         Charles P. Pizzi, Trustee

                                 EXHIBIT INDEX



 Sequential Exhibit No.           Description of Exhibit                           Page Number
 ----------------------           ----------------------                           -----------
  5                               Opinion of Pepper, Hamilton & Scheetz

 23.1                             Consent of Arthur Andersen LLP

 23.2                             Consent of Pepper, Hamilton & Scheetz
                                  (Included in Exhibit 5)

 24                               Power of Attorney
                                  (See Signature Page in Part II)